Exhibit 16.1

January 14, 2020

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street NE

Washington, DC 20549

Dear Sir/Madam:

We have read the statements under item 4.01 in the Form 8-K dated January 9, 2020 of Verus International, Inc. to be filed with the Securities and Exchange Commission and we concur with such statements made regarding our firm. We have no basis to agree or disagree with other statements contained herein.

/s/ Assurance Dimensions

Assurance Dimensions

Tampa, Florida